                                                                     Exhibit 4.2

                          FIRST SUPPLEMENTAL INDENTURE

              THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") dated as of October 1, 1997 is between STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as Trustee (in such capacity, the "Trustee").

                             PRELIMINARY STATEMENTS

       1. The Company and Fleet National Bank, as Trustee (the "Initial Trustee"), entered into that certain Indenture dated as of August 15, 1996 (the "Indenture") providing, among other things, for the issuance of the Company's 13 1/2% Senior Secured Discount Notes Due 2008 in the aggregate principal amount of up to $191,751,000 (the "Discount Notes").

       2. The Trustee has replaced the Initial Trustee as the "Trustee" under the Indenture.

       3. Pursuant to Section 10.01 of the Indenture, the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder of a Discount Note to, among other things, cure any ambiguity, omission, defect or inconsistency.

       4. The Company has determined that the definition of "Consolidated Interest Expense" appearing in Section 1.01 of the Indenture contains a defect due to the omission of the words "of Restricted Subsidiaries" in clause (vii) of such definition.

       5. Pursuant to Section 10.01 of the Indenture, upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt of certain documents by the Trustee, the Trustee is required to join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture.

       6. The Board of Directors of the Company has authorized the execution of this First Supplemental Indenture and, simultaneously with and as a condition to the execution of this First Supplemental Indenture by the Trustee, the Company is delivering to the Trustee resolutions of the Board of Directors of the Company authorizing the execution of this First Supplemental Indenture and an Officers' Certificate and Opinion of Counsel, each in the form required by the Indenture and satisfactory to the Trustee.

       7. All acts and things necessary to make the Indenture, as supplemented and modified hereby, a valid, binding and legal agreement according to its terms have been done and performed.

              NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Discount Notes, as follows:


                                    ARTICLE I

                             AMENDMENT OF INDENTURE

              Clause (vii) of the definition of "Consolidated Interest Expense" appearing in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows: "(vii) Preferred Stock dividends in respect of all Redeemable Stock of Holdings and all Preferred Stock of Restricted Subsidiaries held by Persons other than Holdings or a Wholly Owned Subsidiary".


                                   ARTICLE II

                                   THE TRUSTEE

              The Trustee hereby accepts the trusts declared and provided in this First Supplemental Indenture, upon the terms and conditions contained in the Indenture as amended hereby. All of the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with the same effect as if set forth herein in full. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture, the authorization or permissibility of this First Supplemental Indenture pursuant to the terms of the Indenture, the due execution hereof by the Company or for or in respect of the recitals or statements contained herein (other than the statements contained in the first sentence of this Article II), all of such recitals and statements being made solely by the Company. The Trustee shall not be responsible in any manner to determine the correctness of provisions contained in this First Supplemental Indenture.

                                   ARTICLE III

                     EFFECT OF EXECUTION AND DELIVERY HEREOF

              From and after the execution and delivery of this First Supplemental Indenture, (i) the Indenture shall be deemed to be amended and modified as provided herein, (ii) this First Supplemental Indenture shall form a part of the Indenture, (iii) except as modified and amended by this First Supplemental Indenture, the Indenture shall continue in full force and effect, and (iv) every Holder of Discount Notes heretofore and hereafter authenticated and delivered under the Indenture shall be bound by this First Supplemental Indenture.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

              Section 4.01 Defined Terms. Capitalized terms used but not defined in this First Supplemental Indenture shall have the respective meanings ascribed to such terms in the Indenture.

              Section 4.02 Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

              Section 4.03 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              Section 4.04 Successors and Assigns. All agreements of the Company contained in this First Supplemental Indenture shall bind the Company and its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind the Trustee and its successors. This First Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the Holders of any Discount Notes then Outstanding.

              Section 4.05 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

              IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       STERLING CHEMICALS HOLDINGS, INC.

             [SEAL]

                                       By: /s/ ROBERT W. ROTEN
                                           -------------------------------------
                                           Robert W. Roten
                                           President and Chief Executive Officer


ATTEST:



By: /s/ STEWART H. YONTS
   -----------------------------------
    Stewart H. Yonts
    Treasurer and Assistant Secretary




                                       STATE STREET BANK AND TRUST COMPANY,
                                         AS TRUSTEE

             [SEAL]

                                       By: /s/ MICHAEL M. HOPKINS
                                          --------------------------------------
                                       Printed Name: Michael M. Hopkins
                                                     ---------------------------
                                       Title: Vice President
                                              ----------------------------------